UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 1, 2008

NANOSENSORS, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  000-51007

NEVADA	20-0452700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1475 Veterans Blvd.
Redwood City, CA 94063
(Address and zip code of principal executive offices)

(650) 641-2349
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

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☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 1, 2008, the Board of Directors of NanoSensors, Inc. (the “Company”) elected three new directors, namely, Thomas Hendren, William Levy and Barry J. Miller. As a result, the total number of directors was increased to four. The Board also appointed Mr. Miller to the offices of General Counsel and Secretary of the Company.

The election of Messrs. Hendren and Levy as directors was contemplated by the Agreement and Plan of Merger, dated as of November 27, 2007 (“Merger Agreement”), by and among the Company, Cuchulainn Holdings, Inc. (“Cuchulainn”), a Panamanian corporation and Cuchulainn Acquisition Inc. (“Acquisition”), a wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, Cuchulainn merged with and into Acquisition (the “Merger”). The Merger was completed on January 17, 2008. The Company disclosed that Messrs. Hendren and Levy were intended to become directors of the Company following the effective date of the Merger. (See the Company’s Form 8-K filed on November 28, 2007; Schedule 14F-1 filed on December 17, 2007; Form 8-K filed on January 24, 2008; Annual Report on Form 10-KSB for the year ended November 30, 2007, filed on February 28, 2008; and its Quarterly Report on Form 10-QSB for the quarter ended February 29, 2008, filed on April 21, 2008).

Except as disclosed below, (i) there are no arrangements or understandings between the Company and each of Messrs. Hendren, Levy and Miller, and (ii) there have been no transactions and are no currently proposed transactions to which the Company or any of its subsidiaries was or is a party in which any of Messrs. Hendren, Levy or Miller has a material interest and which are required to be disclosed pursuant to Item 404(a) of Regulation S-B.

Mr. Hendren. As a non-executive member of the Board of Directors, Mr. Hendren will be eligible to receive equity awards under the Company’s 2006 Equity Incentive Plan (“2006 Plan”). In accordance with our 2006 Plan, non-employee directors receive an initial grant of options to purchase 2,000,000 shares of our Common Stock upon joining the Board. Accordingly, as of May 1, 2008, Mr. Hendren was granted an option to purchase 2,000,000 shares of Common Stock, with 50% of the options vesting on the first anniversary of the grant date and 50% vesting on the second anniversary. These options are exercisable at a price of $0.0027 per share, the fair market value on the date of grant, and expire 10 years from the date of grant. Mr. Hendren, as a non-employee director, will also be entitled to receive additional compensation in accordance with our director compensation policy, as described in our Annual Report on Form 10-KSB for the fiscal year ended November 30, 2007. Pursuant to this policy, as now in effect, each non-executive director will be paid an annual retainer of $18,000, payable in equal quarterly installments of $4,500; provided, however, that for the initial quarter in which a non-executive director commences service on the Board, such director will receive a prorated fee for such quarter based on the date such service as a director commences.

Mr. Hendren is currently Chief Executive Officer of Array Marketing Group, Inc. (“Array”), one of the world’s prominent manufacturers of merchandising solutions. Array is headquartered in Toronto, Canada and has operations in Canada, the United States and Asia. Prior to joining Array in 1999, Mr. Hendren spent approximately 10 years with Campbell Soup Company in a variety of senior financial and operational positions. Mr. Hendren is also a qualified accountant and a Fellow of The Chartered Institute of Management Accountants (UK).

Mr. Levy. Although Mr. Levy is a non-executive member of the Board of Directors, he will not receive the annual retainer paid to a non-executive director or the grant of an option to purchase shares of our Common Stock under the 2006 Plan, inasmuch as he has received and will continue to receive indirect compensation from the Company. Impact Entertainment LLC (“Impact”), of which Mr. Levy is the sole member, has an oral arrangement to provide services to the Company pursuant to which Impact is being paid $8,333 per month. One-half of such fees ($4,166.50) are reimbursed to the Company by WG Group, Inc. (“WG”). Mr. Levy is also President of WG. This arrangement can be terminated at any time by either party.

Mr. Levy is currently President of WG, a console gaming tournament provider which has licensed technology to the Company. Mr. Levy is also President of Impact, which consults with businesses in management and marketing in the online entertainment industry. By the age of 25, he co-founded three companies. These businesses are (i) Cool Comfort Inc., distributors of R134a refrigerant to auto repair shops throughout south Florida, (ii) SBI Sports, a unique professional sports system that is subscription based, and (iii) Impact Entertainment, LLC. He also played a role in the opening of SupperClub San Francisco, the first U.S. installment of the very successful European restaurant and nightclubs (Rome, Amsterdam, Istanbul). Mr. Levy has a double degree from Florida Atlantic University in Business Management and Marketing.

As a result of the Merger, the Company acquired the software license and services agreement between Cuchulainn and WG. Under this license agreement WG granted to Cuchulainn the right to use and develop Internet games, products and services on a non-exclusive, worldwide basis. Pursuant to this license agreement, the Company will pay WG royalties based upon a percentage of the adjusted gross sales derived from the Company’s online based video console game wagering service (“Service”) once the Service begins operating. In addition, the Company will be obligated to pay WG a monthly minimum payment once it starts operating the Service. Prior to the Merger, Cuchulainn and WG entered into an amendment to the license agreement. Pursuant to this amendment, WG agreed to take reasonable efforts to cause the “Go-Live Date,” as that term is defined in the license agreement, to occur during the second calendar quarter of 2008, and Cuchulainn paid an additional fee of $150,000 to WG representing its fees and costs of such efforts. As of the filing date, the Company estimates that it will be able to start marketing the Service in the third or fourth calendar quarter of 2008, if it is successful in raising additional capital.

Mr. Miller. As General Counsel and Secretary of the Company, Mr. Miller is not deemed a non-executive director and is not eligible for any grant of options to non-executive directors under the 2006 Plan. Mr. Miller is also not eligible for any annual retainer pursuant to the Company’s director compensation policy.

In 2007, Panalaw, Inc. (“Panalaw”), a corporation in which Mr. Miller is the sole stockholder, rendered approximately $30,000 in legal services to Cuchulainn prior to the Merger. In 2008, Panalaw rendered $57,000 in legal services to the Company and Cuchulainn. Approximately $60,000 in cash has been paid to Panalaw with respect to the foregoing legal services, leaving a balance of approximately $27,000 due to Panalaw. It is expected that balance owed by the Company, as well as that owed by Cuchulainn, will be paid by the Company, for its account and as successor in interest to Cuchulainn, in shares of the Company’s Common Stock.

Commencing as of April 1, 2008, Panalaw will receive a monthly fee of $10,000 in connection with legal and other services to be rendered to the Company. One-half of this fee will be paid in cash and the balance in shares of the Company’s Common Stock. The Company and Panalaw intend to execute, but have not yet formalized, a written agreement respecting these services.

Mr. Miller is an accomplished attorney with a strong background in corporate and international law, including commercial transactions, mergers and acquisitions, securities and banking. He has negotiated difficult transactions in challenging environments. He is admitted to practice law in the States of Michigan, Massachusetts and New York. Since 2002, Mr. Miller has been in the private practice of U.S. law based in the Republic of Panama, where he engages in a corporate, banking and transactional legal practice. From 1998 to 2002, he was Resident U.S. Counsel for Shirley & Associates, a law firm in Panama City, Panama, where he was responsible for that firm’s non-Panamanian legal practice, which emphasized assisting foreign businesses in negotiating transactions in Panama and outside Panama. Prior thereto, he was in-house counsel with a large manufacturing corporation in Detroit, Michigan, a staff attorney with the SEC and an associate with a major New York law firm. Mr. Miller received his undergraduate degree from Rensselaer Polytechnic Institute and his law degree from the Catholic University of America School of Law.

Following the completion of the Merger, all shares of Cuchulainn common stock were converted into shares of Series A Preferred Stock of the Company. Under the terms of the Series A Preferred Stock, each share of Series A Preferred Stock for voting purposes is equal to, and will be converted into 199,604.068 shares of Company Common Stock. Shares of the Company’s Series A Preferred Stock and Common Stock vote together as a single class except that the Series A Preferred Stock is entitled to vote as a separate class in respect of certain matters. Based upon the foregoing, immediately upon the completion of the Merger, Mr. Hendren was deemed beneficially to own 56,385,330 shares of Company Common Stock (2.33%) and Mr. Levy is deemed beneficially to own 87,397,261 shares of Company Common Stock (3.61%). These holdings have continued unchanged since then. Mr. Miller does not own any shares of Series A Preferred Stock or Company Common Stock as of the date hereof.

On May 1, 2008, we issued a press release announcing the election of the three new members to our Board of Directors and the election of Mr. Miller as an officer of the Company. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit Number	Exhibit Title or Description
99.1	Press Release dated May 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NANOSENSORS, INC.

By:	/s/ Robert Baron
Name:	Robert Baron
Title:	Interim Chief Executive Officer
Date:	May 6, 2008

 EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 1, 2008